UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2006
THE HARTFORD FINANCIAL SERVICES
GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-13958 (Commission File Number)	13-3317783 (IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. Hartford Plaza Hartford, CT (Address of principal executive offices)		06115-1900 (Zip Code)

(860) 547-5000 (Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 9, 2006, The Hartford Financial Services Group, Inc. (the “Company”) entered into a Remarketing Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as remarketing agents (the “Remarketing Agents”), and JPMorgan Chase Bank, N.A., as purchase contract agent and attorney-in-fact of the holders of purchase contracts, relating to the Company’s 2.56% senior notes due August 16, 2008 (the “Senior Notes”), originally issued as part of equity units issued by the Company in May 2003. The Agreement was entered into in connection with the remarketing of, and the reset of the interest rate on, the Senior Notes by the Remarketing Agents as required under the terms of the equity units.
     The Agreement provides, among other things, that the Remarketing Agents agree to use their reasonable efforts to remarket the Senior Notes tendered or deemed tendered to the Remarketing Agents at a price equal to approximately 100.50% of the purchase price of a specified portfolio of U.S. Treasury securities to be substituted for the Senior Notes as a component of the equity units (the “Treasury Portfolio Purchase Price”). For this service, and for other services rendered in connection with the remarketing, the Remarketing Agents are entitled to a remarketing fee which will be equal to the lesser of 0.25% of the Treasury Portfolio Purchase Price and the amount of the proceeds of the remarketing in excess of the Treasury Portfolio Purchase Price. The Company will not receive any proceeds from the remarketing of the Senior Notes. The Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Remarketing Agents against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with the Remarketing Agents’ duties under the Agreement, and contribute to payments the Remarketing Agents may be required to make in respect of those liabilities.
     Certain of the Remarketing Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company or its subsidiaries, for which they received or will receive customary fees and expenses.
     The foregoing description of the material terms of the Agreement is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
     The exhibit to this Current Report on Form 8-K is hereby incorporated by reference into the following registration statements of The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI filed with the Securities and Exchange Commission:
     Registration Statement on Form S-3 filed on March 19, 2003 (File No. 333-103915); and
     Registration Statement on Form S-3MEF filed on May 19, 2003 (File No. 333-105392).
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit 10.1	Remarketing Agreement, dated as of May 9, 2006, by and among The Hartford Financial Services Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Richard G. Costello
Name: Richard G. Costello
Title: Vice President and Corporate Secretary

Date: May 15, 2006
EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Remarketing Agreement, dated May 9, 2006, by and among The Hartford Financial Services Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and JPMorgan Chase Bank, N.A.

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